Exhibit 5.4

檔案編號File No：STA3695.01/202506

關於Regarding

澳門尚禮坊精品一人有限公司

MACAU GIVE GIFT BOUTIQUE CO., LTD.

登記編號Registration No: 43433 (SO)

適用澳門特別行政區法律

Applicable to the Laws of the Macao Special Administrative Region

之

法律意見書

Legal Opinion

澳門宋玉生廣場 322-362 號誠豐商業中心 3 樓M 座

Alameda Dr. Carlos D’Assumpção, n.os 322-362, Centro Comercial Cheng Feng, 3.o Andar M, Macau
Tel:(853)2892 0816/50/60     2878 6298/81     Fax: (853)2878 6301     Email: geral@sta-lawyers.com

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第一部分 導言

Part One: Introduction

STA-LAWYERS 律師事務所是一所在中華人民共和國澳門特別行政區﹝下稱“澳門”﹞依法成立及經營的律師事務所。 STA-LAWYERS 律師事務所根據 GIFTS INTERNATIONAL HOLDINGS LIMITED (下稱“擬上市集團”)的委託及要求，對其附 屬公司“澳門尚禮坊精品一人有限公司” (下稱“澳門尚禮坊”) 就以下課題作出本法律意見書；STA-LAWYERS Law Firm is a law firm established and operated in accordance with the laws of the Macao Special Administrative Region of the People’s Republic of China (hereinafter referred to as “Macao”). At the request of GIFTS INTERNATIONAL HOLDINGS LIMITED (hereinafter referred to as the “Proposed Listing Group”), STA- LAWYERS Law Firm issues this legal opinion regarding its subsidiary “ MACAU GIVE GIFT BOUTIQUE CO., LTD.” (hereinafter referred to as “MGGB”) on the following topics:

(1)	在中華人民共和國澳門特別行政區開展業務時，一般受那些主要的澳門法律法規所規範；以及 The main Macao laws and regulations that generally govern business operations in the Macao Special Administrative Region of the People’s Republic of China; and

(2)	就 GIFTS INTERNATIONAL HOLDINGS LIMITED 所提供中國政府最近的聲明和監管行動條文及細則內容，是否可能對澳門尚禮坊在澳門開展業務、接受外國投資或在美國上市的能力產生澳門法律上的影響。Whether the recent statements and regulatory actions issued by the Chinese government, as provided by GIFTS INTERNATIONAL HOLDINGS LIMITED, may have legal implications under Macao law for MGGB’s ability to conduct business, accept foreign investment, or list on U.S. and other foreign exchanges.

本意見書所使用的簡稱、定義、目錄以及各部分的標題僅供參考；除非根據上下文應另作解釋，所有關於參見某部分的提示均指本意見書中的某一部分。The abbreviations, definitions, table of contents, and section titles used in this opinion are for reference only; unless otherwise interpreted in context, all references to specific sections refer to a part of this opinion.

I. 審閱的文件 Reviewed Documents

本所僅依據本法律意見書出具日現行有效的有關澳門法律發表法律意見。本所並未對澳門以外其他司法管轄區域的法律作出調查，也不對該等法律發表任何意見（不論明示或暗示）。本法律意見嚴格局限於本法律意見書中所載事項。Our law firm issues legal opinions based solely on the current valid laws of Macao as of the date of this legal opinion.

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We have not conducted any inquiries into the laws of jurisdictions outside Macao and do not express any opinions regarding those laws (whether express or implied). This legal opinion is strictly limited to the matters stated in this legal opinion.

為出具本法律意見書，本所僅審閱附件的文件、資料，以及澳門尚禮坊向本所作出之陳述、確認。To issue this legal opinion, we have only reviewed the attached documents, materials, and the statements and confirmations provided by MGGB.

II. 本意見書基於下述假設 This Opinion is Based on the Following Assumptions

1.	所有 澳門尚禮坊 提交給 本所 的文件、資料與資訊均是真實的，所有提交文件的影本與其原件均是一致的；All documents, materials, and information submitted to us by MGGB are true, and all submitted copies of documents are consistent with the originals;

2.	所有 澳門尚禮坊 提交給 本所 的文件均由相關當事方合法授權、簽署和遞交； All documents submitted to us by MGGB are legally authorized, signed, and submitted by the relevant parties;

3.	所有 澳門尚禮坊 提交給 本所 的文件上的簽字、印章均是真實的；及 All signatures and seals on documents submitted to us by MGGB are authentic; and

4.	所有 澳門尚禮坊 對 本所 做出有關事實的闡述、聲明、保證 (無論是書面的還是口頭做出的) 均為真實、準確和可靠的。All statements, representations, and guarantees made by MGGB to us regarding facts (whether written or oral) are true, accurate, and reliable.

III. 特別聲明和保留 Special Statements and Reservations

1.	本法律意見書係根據本意見書出具日之前已經發生或存在的事實進行的。This legal opinion is based on facts that occurred or existed before the date of issuance of this opinion.

2.	本法律意見書所提供的法律意見，係基於出具本法律意見書時有效的澳門法律、法規及各政府部門的有關規定。The legal opinions provided in this legal opinion are based on the laws, regulations, and relevant provisions of various government departments of Macau that are valid as of the date of issuance.

3.	本法律意見書的分析和判斷係基於委托事項所涉及的相關部門、人員所提供的和本所律師自行查閱的資料和信息，以及該資料和信息所反映的有關事實情況。The analysis and judgments in this legal opinion are based on information provided by relevant departments and personnel involved in the entrusted matters, as well as information reviewed by our lawyers, along with the facts reflected in that information.

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4.	本法律意見書僅係對澳門尚禮坊的相關法律事項發表意見，並不針對會計、審計、資產評估等非法律專業事項發表意見。This legal opinion only expresses opinions on legal matters related to MGGB and does not comment on non-legal professional matters such as accounting, auditing, or asset evaluation.

5.	本法律意見書僅作擬上市集團有意在美國美易所主板申請公開發行股票之用途。除此之外，非經本所和本所律師事先書面同意，本法律意見書或其內容，不得向任何他人提供或披露，不得被任何他人使用或依賴，擬上市集團不得為任何其它目的使用或倚賴本法律意見書或其內容。任何人不得在得到本所和本所律師事先書面同意前，複印或記錄本法律意見書。本法律意見書不構成對擬上市集團以外的任何人的法律意見。若有需要，可向相關專業人士查詢。 This legal opinion is intended solely for the purpose of the proposed listing group applying for a public offering of shares on the main board of the U.S. Securities Exchange. Except with prior written consent from our law firm and our lawyers, this legal opinion or its contents may not be provided or disclosed to any other person, nor may it be used or relied upon by any other person. The proposed listing group may not use or rely on this legal opinion or its contents for any other purpose. No one may copy or record this legal opinion without prior written consent from our law firm and our lawyers. This legal opinion does not constitute legal advice to anyone other than the proposed listing group. If necessary, inquiries can be made to relevant professionals.

6.	本法律意見書僅以經查閱的文件(經查閱的文件列表載於本報告之附件)及直至本法律意見書出具日所適用之澳門法例為依據，本法律意見書內並沒有按照澳門以外的地方之法例的規定發表任何意見。與該等地方的法例有關的法律意見，若有需要，可向相關專業人士查詢。This legal opinion is based solely on the reviewed documents (a list of reviewed documents is attached to this report) and the applicable laws of Macao as of the date of issuance. No opinions have been expressed based on the laws of places outside of Macao. For legal opinions related to the laws of such places, inquiries can be made to relevant professionals if necessary.

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7.	本法律意見書正本壹份，副本若干份。本所律師依據中華人民共和國澳門特別行政區法律屬澳門律師公會合法註冊執業的律師，且具備必要的資質出具本法律意見書，本法律意見書經本所律師簽字並加蓋本所印章後生效。This legal opinion has one original copy and several duplicates. Our lawyers, who are legally registered practitioners of the Macao Lawyers Association under the laws of the Macao Special Administrative Region of the People’s Republic of China and possess the necessary qualifications, issue this legal opinion, which becomes effective upon being signed by our lawyers and affixed with our law firm’s seal.

IV. 本意見書的結構 Structure of This Opinion

本意見書 分為 導言、正文和附件三個部分。導言部分主要介紹本意見書的範圍與宗旨、審閱的方法和方式、假設、法律依據、特別聲明；在意見書的正文部分，本所 將就具體問題逐項進行評論與分析，並給出相關的法律意見；本意見書的附件包括 本意見書所依據 澳門尚禮坊提供的設立公司的資料；以及 本所 取得的證明。This legal opinion is divided into three parts: Introduction, Main Text, and Attachments. The introduction mainly outlines the scope and purpose of this opinion, the methods and approaches of the review, assumptions, legal basis, and special statements. In the main text of the opinion, we will comment and analyze specific issues item by item and provide relevant legal opinions. The attachments of this legal opinion include the information provided by MGGB for the establishment of the company and the evidence obtained by our law firm.

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第二部分     正文

Part Two: Main Text

受限於澳門尚禮坊未向本所披露的任何事項，本所僅根據澳門商業及動產登記局於 2025 年 6 月 5 日發出的商業及動產登記證明及澳門財政局營業稅開業/更改申報表 (M/1)所載的內容，出具本澳門法律意見如下：Subject to any matters not disclosed by MGGB to our law firm, we hereby provide the following legal opinion based solely on the contents of the Commercial and Movable Property Registration Certificate (商業及動產登記證明) issued by the Macau Commercial and Movable Property Registry (澳門商業及動產登記局) on June 5, 2025, and the Business Tax Opening/Change Declaration Form (M/1) (營業稅開業/更改申報表) submitted to the Macau Financial Services Bureau (澳門財政局):

I. 公司簡介 Company Profile

中文名稱 Chinese Name：	澳門尚禮坊精品一人有限公司
葡文名稱 Portuguese Name：	MACAU GIVE GIFT BOUTIQUE, SOCIEDADE UNIPESSOAL LDA.
英文名稱 English Name：	MACAU GIVE GIFT BOUTIQUE CO., LTD.
商業及動產登記局登記編號 Registration Number in the Macau Commercial and Movable Property Registry：	43433(SO)
公司住所 Registered Office：	澳門涼水街 17-A 號成利大廈地下 E 座 Rua dos Curtidores 17-A, Edificio Seng Lei, Res-Do- Chao E, Macau.
所營事業 Business Activities：	服裝、禮品與花的零售 Retail of clothing, gifts, and flowers.
設立日期 Establishment Date：	17/07/2012
開業日期Commencement Date：	27/07/2012
註冊資本 Registered Capital：	MOP$25,000.00

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現存股東及出資 Current Shareholders and Contributions：

股東名稱 Name of Shareholder	出資額 (澳門幣) Contribution Amount (Macanese Patacas)	出資比例 Contribution Ratio
黃毅超(WONG NGAI CHIU)	MOP$ 25,000.00	100%

現存行政管理機關成員 Current Administrator：

行政管理機關成員名稱 Name of Administrator	任期 Term
黃毅超(WONG NGAI CHIU)	無確定期限 No Fixed Term

公司簽名方式：一名行政管理機關成員以公司名義作出

Company Signature Method: One member of the administrator acts on behalf of the company.

II. 澳門尚禮坊在澳門開展業務時，一般受那些主要的澳門法律法規所規範 The Main Macau Laws and Regulations Governing the Operations of MGGB

在澳門的法律體系中，規範私法的實體制度是由《澳門民法典》與《澳門商法典》作為根基。《澳門民法典》是規範一般的民事法律關係，包括一定的人身關係及財產關係。而《澳門商法典》則是規範商事法律關係，主要體現出一種特殊的財產性法律關係。In the legal system of Macao, the substantive regulations governing private law are based on the Macao Civil Code (澳門民法典) and the Macau Commercial Code (澳門商法典). The Macau Civil Code regulates general civil legal relationships, including certain personal and property relationships. In contrast, the Macau Commercial Code governs commercial legal relationships, primarily reflecting a specific type of property-related legal relationship.

根據《澳門商法典》第 61 條規定，商業登記之作出，目的是公開商業企業主及商業企業的法律狀況，以保障受法律保護的交易的安全，當中有些屬強制性，另有些則屬任意性之登記。所有有關商業的登記行為，受《澳門商法登記法典》所規範。According to Article 61 of the Macau Commercial Code, the purpose of commercial registration is to publicly disclose the legal status of business owners and enterprises, ensuring the security of transactions protected by law. Some registrations are mandatory, while others are voluntary. All commercial registration activities are regulated by the Macau Commercial Registration Code (澳門商法登記法典).

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其他與澳門尚禮坊經營業務相關的一般澳門法律法規 Other general laws and regulations related to the business operations of the MGGB

第 15/77/M 號法律《營業稅規章》	Law No. 15/77/M: “Business Tax Regulation”
第 21/78/M 號法律《所得補充稅規章》 （最新經第 21/2019 號法律修訂）	Law No. 21/78/M: “Supplementary Income Tax Regulation” (latest amended by Law No. 21/2019)
第 7/2003 號法律《對外貿易法》	Law No. 7/2003: “Foreign Trade Law”
第 9/2021 號法律《消費者權益保護法》	Law No. 9/2021: “Consumer Rights Protection Law”
第 17/2008 號行政法規《產品安全的一般 制度》	Administrative Regulation No. 17/2008: “General System for Product Safety”
第 97/99/M 號法令《工業產權法律制度》	Decree-Law No. 97/99/M: “Legal System for Industrial Property”
第 43/99/M 號法令 《著作權及有關權利之制度》（最新經第 5/2012 號法律修訂）	Decree-Law No. 43/99/M: “Copyright and Related Rights System” (latest amended by Law No. 5/2012)
第 7/2008 號法律《勞動關係法》（最新經第 8/2020 號法律修訂）	Law No. 7/2008: “Labor Relations Law” (latest amended by Law No. 8/2020)
第 9/2003 號法律《勞動訴訟法典》	Law No. 9/2003: “Labor Litigation Code”
第 40/95/M 號法令 (核准對工作意外及職業病所引致之損害之彌補之法律制度)	Decree-Law No. 40/95/M: “Legal System for Compensation for Damages Caused by Work Accidents and Occupational Diseases”
第 10/2015 號法律《勞動債權保障制度》	Law No. 10/2015: “Labor Debt Protection System”
第 5/2020 號法律《僱員的最低工資》	Law No. 5/2020: “Minimum Wage for Employees”
第 11/2009 號法律《打擊電腦犯罪法》（最 新經第 4/2020 號法律修訂）	Law No. 11/2009: “Cybercrime Law” (latest amended by Law No. 4/2020)
第 8/2005 號法律《個人資料保護法》	Law No. 8/2005: “Personal Data Protection Act”
第 2/2006 號法律《預防及遏止清洗黑錢 犯罪》及第 3/2006 號法律《預防及遏止 恐怖主義犯罪》(經第 3/2017 號法律修訂)	Law No. 2/2006: “Prevention and Suppression of Money Laundering” and Law No. 3/2006: “Prevention and Suppression of Terrorism” (amended by Law No. 3/2017)

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III.中國政府最近的聲明和監管行動條文及細則是否對上述澳門公司在澳門開展業 務、接受外國投資或在美國上市的能力產生澳門法律上的影響。Whether the Chinese government’s recent statements and regulatory action provisions and details have any legal impact in Macau on the ability of the above-mentioned Macau companies to conduct business in Macau, accept foreign investment, or list on U.S. and other foreign exchanges.

根據中華人民共和國憲法，全國人民代表大會特制定中華人民共和國澳門特別行政區基本法，規定澳門特別行政區實行的制度，以保障國家對澳門的基本方針政策的實施。 According to the Constitution of the People’s Republic of China, the National People’s Congress has enacted the Basic Law of the Macao Special Administrative Region to define the system that governs Macao and to ensure the implementation of national policies regarding Macao.

根據《澳門基本法》第111條及第136條的規定，澳門特別行政區實行自由貿易政策，可以在經濟、貿易、金融、航運、通訊、旅遊、文化、科技、體育等適當領域，以“中國澳門”的名義，獨立與世界各國、各地區及相關國際組織保持和發展關係，簽訂和履行相關協定。Under Articles 111 and 136 of the Basic Law of Macao, the Macao SAR implements a free trade policy, allowing it to independently maintain and develop relations with countries and regions around the world in appropriate fields such as economy, trade, finance, shipping, communications, tourism, culture, technology, and sports, under the name “Macao, China,” and to sign and fulfill relevant agreements.

有關中華人民共和國全國性法律在澳門特別行政區實施的一般情況General Conditions for the Implementation of National Laws in the Macao Special Administrative Region

根據《澳門基本法》第18條第2至第4款規定，中央人民政府有權將全國性法律適用於澳門特別行政區。全國性法律在澳門特別行政區的實施區分兩種情況：一種是平常狀態，一種是非平常狀態（戰爭狀態或緊急狀態）。在平常狀態下，全國性法律只有列於《澳門基本法》附件三的才能在澳門特別行政區實施。According to Article 18, paragraphs 2 to 4 of the Basic Law of Macao, the Central People’s Government has the authority to apply national laws to the Macao SAR. The implementation of national laws in Macao is divided into two scenarios: one is normal circumstances, and the other is non- normal circumstances (such as wartime or emergencies). Under normal circumstances, only those national laws listed in Annex III of the Basic Law can be implemented in the Macao SAR.

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在全國性法律的範圍上，列入澳門基本法附件三1的全國性法律僅限於有關國防、外交和其他依照《澳門基本法》規定不屬於澳門特別行政區自治範圍的法規。換言之，如果是屬於澳門特別行政區自治範圍內的事務，則相關全國性法律不能在澳門特別行政區實施。The national laws included in Annex III of the Basic Law are limited to those concerning national defense, foreign affairs, and other matters that, according to the Basic Law, do not fall under the autonomous jurisdiction of the Macao SAR. In other words, if a matter falls within the scope of the Macao SAR’s autonomy, relevant national laws cannot be implemented there.

在非平常狀態下，中央人民政府可直接發佈命令將有關全國性法律在特別行政區實施。這意味着，在非平常狀態下，全國性法律無須列入附件三即可在澳門特別行政區實施。 In non-normal circumstances, the Central People’s Government may directly issue orders for the implementation of relevant national laws in the Special Administrative Region. This means that during non-normal circumstances, national laws can be implemented in the Macao SAR without needing to be listed in Annex III.

根據《澳門基本法》第 18 條第4款的規定，當澳門特別行政區內發生特別行政區政府無法控制的危及國家統一或安全的動亂時，全國人大常委會有權決定特別行政區進入緊急狀態，中央有權決定特別行政區進入緊急狀態，以便採取必要措施解決動亂。 According to Article 18, paragraph 4 of the Basic Law, if turmoil occurs in the Macao SAR that threatens national unity or security and is beyond the control of the Special Administrative Region Government, the Standing Committee of the National People’s Congress has the authority to decide that the Special Administrative Region enters a state of emergency, and the Central Government has the right to determine the emergency state in order to take necessary measures to resolve the turmoil.

當然，在非平常狀態下全國性法律在特別行政區的實施要受到時間的限制，在非平常狀態下由中央人民政府發布命令在特別行政區實施的全國性法律，當非平常狀態結束，如果其沒有被列人附件三的全國性法律，則不能繼續在澳門特別行政區實施。Of course, the implementation of national laws in the Special Administrative Region during non-normal circumstances is subject to time limitations. If national laws are issued for implementation in the Special Administrative Region by the Central People’s Government during a non-normal state, once that state ends, those laws cannot continue to be enforced in the Macao SAR unless they are listed in Annex III.

1	澳門基本法》附件III 列出適用於澳門特別行政區的全國性法律為：一、《關於中華人民共和國國都、紀年、國歌、國旗的決議》二、《關於中華人民共和國國慶日的決議》三、《中華人民共和國國籍法》四、《中華人民共和國外交特權與豁免條例》五、 《中華人民共和國領事特權與豁免條例》六、《中華人民共和國國旗法》七、《中華人民共和國國徽法》八、《中華人民共和國領海及毗連區法》九、《中華人民共和國專屬經濟區和大陸架法》十、《中華人民共和國澳門特別行政區駐軍法》十一、《中華人民共和國外國中央銀行財產司法強制措施豁免法》十二、《中華人民共和國國歌法》The national laws applicable to the Macao Special Administrative Region listed in Annex III of the Basic Law of Macao are:1.Resolution on the Capital, Calendar, National Anthem, and National Flag of the People’s Republic of China.2.Resolution on the National Day of the People’s Republic of China.3.Nationality Law of the People’s Republic of China.4.Regulations of the People’s Republic of China Concerning Diplomatic Privileges and Immunities.5.Regulations of the People’s Republic of China Concerning Consular Privileges and Immunities.6.Law on the National Flag of the People’s Republic of China.7.Law on the National Emblem of the People’s Republic of China. 8.Law of the People’s Republic of China on the Territorial Sea and the Contiguous Zone.9. Law of the People’s Republic of China on the Exclusive Economic Zone and Continental Shelf.10. Law of the People’s Republic of China on the Garrisoning of the Macao Special Administrative Region.11.Law of the People’s Republic of China on Judicial Immunity from Compulsory Measures concerning the Assets of Foreign Central Banks.12. Law on the National Anthem of the People’s Republic of China

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中華人民共和國反壟斷制度的限制

在澳門，根據第11/2009號法律《打擊電腦犯罪法》（經第4/2020號法律修訂）、以及 《澳門商法典》中關於“不正當競爭”的規定，以及第9/2021號《消費者權益保護法》中有關反壟斷的相關條款，這些法律對澳門的反壟斷實踐進行了規範。 In Macao, laws such as the Law No. 11/2009 on Combating Computer Crimes Law (打擊電腦犯罪法) (amended by Law No. 4/2020), the provisions on “unfair competition” in the Macao Commercial Code (澳門商法典), and the relevant anti-monopoly clauses in the Law No. 9/2021 on Consumer Rights Protection Law (消費者權益保護法) regulate anti-monopoly practices.

通常情況下，除非在特定情況下，違反第4/2020號法律的規定，才可能導致法院下令解散公司，或公共部門根據具體規定要求對公司進行司法清算。否則，這些反壟斷、及相關監管要求通常不會從根本上影響澳門尚禮坊在澳門開展業務、接受外資或在美國及其他外國交易所上市的能力。Generally, violations of the provisions of Law No. 4/2020 may lead to a court order for the dissolution of a company or a public sector requirement for judicial liquidation, but only under specific circumstances. Otherwise, these anti-monopoly and related regulatory requirements typically do not fundamentally impact the ability of MGGB to conduct business in Macao, accept foreign investment, or list on U.S. and other foreign exchanges.

IV. 根據第4/2020號法律所修改第11/2009號法律《打擊電腦犯罪法》的第13條第1款及第3款第2項規定，若以公司名義或其利益實施該法所規定的犯罪，例如未經許可進入或干擾電腦系統、獲取或損毀數據、製造或提供犯罪工具、電腦偽造或電腦詐騙等犯罪行為，除公司須承擔相關刑事責任外，在同時符合第13條第7款所指之前提時，法院有權命令解散公司2。According to Article 13, paragraph 1 and paragraph 3, item 2 of the Law No. 11/2009 on Combating Computer Crimes Law , amended by Law No. 4/2020, if a crime stipulated in the Law is committed in the name of a company or in its interests, such as entering or interfering with a computer system without permission, obtaining or damaging data, manufacturing or providing criminal tools, computer forgery or computer fraud, etc., in addition to the company being subject to relevant criminal liability, the court has the authority to order the dissolution of the company if the conditions referred to in Paragraph 7 of Article 13 are met at the same time.

[2]	https://bo.io.gov.mo/bo/i/2020/17/lei04_cn.asp

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V. 總結 Conclusion

中華人民共和國澳門特別行政區基本法規定了澳門特別行政區的制度，以保障國家對澳門的基本方針政策的實施。澳門特別行政區實行自由貿易政策，可以在適當領域以 “中國澳門”的名義與世界各國、各地保持和發展關係，簽訂和履行相關協定。The Basic Law of the Macao Special Administrative Region of the People’s Republic of China outlines the system of the Macao SAR to ensure the implementation of national policies and principles regarding Macao. The Macao SAR practices a free trade policy, allowing it to maintain and develop relations with countries and regions around the world under the name “Macao, China,” and to sign and fulfill relevant agreements.

中央人民政府有權將全國性法律適用於澳門特別行政區，在平常狀態下，只有列於附件三的全國性法律才能在澳門特別行政區實施。在非平常狀態下，中央人民政府可直接發佈命令將有關全國性法律在澳門特別行政區實施，但該法律在非平常狀態結束後，如果其沒有被列入附件三的全國性法律，則不能繼續在澳門特別行政區實施。The Central People’s Government has the authority to apply national laws to the Macao SAR. Under normal circumstances, only those national laws listed in Annex III can be implemented in the Macao SAR. In non-normal circumstances, the Central People’s Government may directly issue orders for the implementation of relevant national laws in the Macao SAR. However, once the non-normal state ends, any laws not included in Annex III cannot continue to be enforced in the Macao SAR.

在澳門，根據第 11/2009 號法律《打擊電腦犯罪法》（經第 4/2020 號法律修訂）、以及《澳門商法典》中關於“不正當競爭”的規定，以及第 9/2021 號《消費者權益保護法》中有關反壟斷的相關條款，這些法律對澳門的反壟斷實踐進行了規範。 In Macao, laws such as the Law No. 11/2009 on Combating Computer Crimes Law (amended by Law No. 4/2020), the provisions on “unfair competition” in the Macao Commercial Code, and the relevant anti-monopoly clauses in the Law No. 9/2021 on Consumer Rights Protection Law regulate anti-monopoly practices.

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通常情況下，除非在特定情況下，違反第4/2020號法律的規定，才可能導致法院下令解散公司，或公共部門根據具體規定要求對公司進行司法清算。否則，這些反壟斷、及相關監管要求通常不會從根本上影響澳門尚禮坊在澳門開展業務、接受外資或在美 國及其他外國交易所上市的能力。Generally, violations of the provisions of Law No. 4/2020 may lead to a court order for the dissolution of a company or a public sector requirement for judicial liquidation, but only under specific circumstances. Otherwise, these anti-monopoly and related regulatory requirements typically do not fundamentally impact the ability of MGGB to conduct business in Macao, accept foreign investment, or list on U.S. and other foreign exchanges.

根據第4/2020號法律所修改第11/2009號法律《打擊電腦犯罪法》的第13條第1款及第 3款第2項規定，若以公司名義或其利益實施該法所規定的犯罪，例如未經許可進入或干擾電腦系統、獲取或損毀數據、製造或提供犯罪工具、電腦偽造或電腦詐騙等犯罪行為，除公司須承擔相關刑事責任外，在同時符合第13條第7款所指之前提時，法院有權命令解散公司。According to Article 13, paragraph 1 and paragraph 3, item 2 of the
Law No. 11/2009 on Combating Computer Crimes Law , amended by Law No. 4/2020, if a crime stipulated in the Law is committed in the name of a company or in its interests, such as entering or interfering with a computer system without permission, obtaining or damaging data, manufacturing or providing criminal tools, computer forgery or computer fraud, etc., in addition to the company being subject to relevant criminal liability, the court has the authority to order the dissolution of the company if the conditions referred to in Paragraph 7 of Article 13 are met at the same time.

STA-Lawyers律師事務所律師
Lawyer of STA-Lawyers

2025年6月6日，於澳門

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第三部分 附件

Part Three: Attachments

序號 Serial Number	文件 Documents
附件一 Attachment 1	由澳門商業及動產登記局於 2025 年 6 月 5 日發出澳門尚禮坊的商業登記證明 Commercial Registration Certificate for MGGB, issued by the MacauCommercial and Movable Property Registry on June 5 2025.
附件二 Attachment 2	澳門尚禮坊於 2012 年 7 月 27 日向財政局遞交之營業稅開業申報表 (M/1)表格副本 Copy of the Business Tax Opening/Change DeclarationForm (M/1) submitted by MGGB to the Financial Services Bureau on July27, 2012.
附件三 Attachment 3	澳門尚禮坊於 2019 年 6 月 19 日向財政局遞交之開業/更改申報表 (M/1)表格副本 Copy of the Business Tax Opening/Change DeclarationForm (M/1) submitted by MGGB to the Financial Services Bureau onJune 19, 2019.

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